EXHIBIT 1
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          MILTOPE          500 RICHARDSON ROAD SOUTH . HOPE HULL, AL  36043
          CORPORATION          TEL: 205-284-8665     .    FAX: 205-613-6302





          CONTACT:
          Randy Straka             John P. Kehoe/Van Negris
          Miltope Corporation      Kehoe, White, Savage & Co., Inc.
          205/284-8665             212/888-1616




          MONTGOMERY, AL -- April 12, 1995 -- Miltope Group, Inc. (NASDAQ:
          MILT) today announced that David L. Lengel resigned as President and Chief Executive Officer and as a director on April 11, 1995. The Board of Directors of the Company has elected George K. Webster, Senior Vice President of Miltope Group, as Interim President and Chief Operating Officer of the Company.

          Miltope Group Inc., through its wholly-owned subsidiaries, Miltope Corporation and Miltope Business Products, Inc., is engaged in the design, development, and manufacture of microcomputer and computer peripheral equipment that must operate in demanding environmental conditions. Miltope Corporation delivers a broad range of disk and solid state mass memory systems, transportable microcomputers, computer printers, and a complete line of ruggedized Hewlett-Packard computers, RISC work-stations and related peripherals, primarily to defense and government customers. Miltope Business Products, Inc. delivers a variety of printers and peripherals, often with magnetic encoding and decoding capabilities, to customers in the transportation industry.

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          1043M